Exhibit 99.1

            Carl Insel Named New Executive Vice President
                at Atlantic Coast Federal Corporation


    WAYCROSS, Ga.--(BUSINESS WIRE)--Oct. 29, 2004--Robert J. Larison, Jr., President and Chief Executive Officer of Atlantic Coast Federal Corporation (NASDAQ: ACFC), the holding company for Atlantic Coast Federal, today announced that Carl Insel (41) has joined the Company as Executive Vice President. In this new position, Insel will be responsible for leading new business development opportunities and creating innovative banking services that will expand the Company's market reach.
    "I am pleased that Carl has agreed to join our management team at a very senior level," Larison said. "Obviously, his credentials in banking, earned over almost 20 years in the financial services industry, are impressive, and he brings to our Company a strong background in relationship banking, team-building, systems development and management. We believe his experience and skills in retail banking will provide important support to our long-range growth plans. Carl's proven ability to lead and motivate will be equally important to the ongoing development of our organization as we continue to build on the success of our recent initial public stock offering."
    Insel most recently served as Senior Vice President of Retail Banking at National Bank of Commerce in Atlanta, where he had oversight responsibility for four district managers and 48 branch offices with $575 million in deposits. Prior to that, Insel was Senior Vice President of Retail Banking for National Bank of Commerce's 22 branches in the Knoxville, Tennessee, area. Insel also has served as Retail Banking Division Head for Boatman's Bank in Quincy, Illinois. He holds a Bachelor of Science Degree in Business Administration from St. John's University in Minnesota, and completed the Graduate School of Banking at the University of Madison, Wisconsin.
    Carl and his family will relocate to Jacksonville in connection with his new position.

    Atlantic Coast Federal Corporation is the holding company for Atlantic Coast Federal, a federally chartered and insured stock savings association that was organized in 1939 as a credit union to serve the employees of the Atlantic Coast Line Railroad. In November 2000, the credit union converted its charter from a federal credit union to a federal mutual savings association and, in January 2003, Atlantic Coast Federal Corporation was formed as the holding company. The Company completed its initial public stock offering in October 2004. Investors may obtain additional information about Atlantic Coast Federal Corporation on the Internet at www.acfederal.net, under the Investor Information section.
    Atlantic Coast Federal, with $580 million in assets as of June 30, 2004, is a community-oriented financial institution. It serves southeastern Georgia and northeastern Florida through 13 offices, including a growing presence in the Jacksonville metropolitan area.

    This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "believe," and "will," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.


    CONTACT: Corporate Communications, Inc.
             Patrick J. Watson, 615-254-3376
             www.acfederal.net